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Freeport-McMoRan Copper & Gold Inc.
Updates Status of PT-FI Operations

PHOENIX, AZ, November 1, 2011 - Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) reported the following update on the status of operations at PT Freeport Indonesia's Grasberg mining complex.
PT-FI continues to seek a mutually acceptable resolution to the ongoing labor strike which commenced on September 15, 2011. The Company is following the established Indonesian legal process, including pursuit of a resolution through a labor court process, while continuing to seek to negotiate with the union in good faith.
PT-FI is operating the Grasberg open pit mine and the DOZ underground mine at reduced rates using non-striking employees and contractors. Since October 22, 2011, milling operations have been temporarily suspended pending repairs to concentrate pipelines damaged as a result of civil unrest which has occurred during the course of the strike.
PT-FI has initiated repairs to the damaged pipelines but has not been able to gain full access to the affected areas of the pipelines because of road blockages by striking workers. PT-FI is working with local authorities to restore access to the road and the pipelines so that repairs can be completed and milling operations restarted.
As previously reported on October 19, 2011, FCX's fourth quarter 2011 sales estimates of 915 million pounds of copper and 305,000 ounces of gold included 185 million pounds of copper and 280,000 ounces of gold from PT-FI (average daily production from PT-FI of 2 million pounds of copper and 3,000 ounces of gold). These estimates were based on PT-FI achieving fourth quarter mill throughput averaging approximately 175,000 tonnes per day (approximately 75% of normal rates). The quarter-to-date average through October 31, 2011, including the currently on-going suspension of milling and concentrate delivery operations since October 22, 2011, has been approximately 120,000 tonnes per day.
FCX will provide further updates on the status of operations and revised estimates of fourth quarter production when access is restored and repairs are completed.

FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX has a dynamic portfolio of operating, expansion and growth projects in the copper industry and is the world's largest producer of molybdenum.
The company's portfolio of assets includes the Grasberg minerals district, the world's largest copper and gold mine in terms of recoverable reserves; significant mining operations in the Americas, including the large-scale Morenci and Safford minerals districts in North America and the Cerro Verde and El Abra operations in South America; and the Tenke Fungurume minerals district in the DRC. Additional information about FCX is available on FCX's website at “www.fcx.com.”

Cautionary Statement.  This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as those statements regarding projected ore grades and milling rates, projected production and sales volumes, projected unit net cash costs, projected operating cash flows, projected capital expenditures, exploration efforts and results, mine production and development plans, the impact of deferred intercompany profits on

Freeport-McMoRan Copper & Gold                              1

earnings, liquidity, other financial commitments and tax rates, the impact of copper, gold, molybdenum and cobalt price changes, potential prepayments of debt, future dividend payments and potential share purchases. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions are intended to identify those assertions as forward-looking statements.

FCX cautions readers that forward-looking statements are not guarantees of future performance and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include commodity prices, mine sequencing, production rates, industry risks, regulatory changes, political risks, the potential effects of violence in Indonesia, the resolution of administrative disputes in the Democratic Republic of Congo, weather- and climate-related risks, labor relations, including the resolution of labor negotiations and strikes in Indonesia and Peru, environmental risks, litigation results, currency translation risks and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2010, filed with the U.S. Securities and Exchange Commission (SEC) as updated by our subsequent filings with the SEC.

Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example commodity prices, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, we may make changes to our business plans that could or will affect our results. We caution investors that we do not intend to update our forward-looking statements notwithstanding any changes in our assumptions, changes in our business plans, our actual experience or other changes, and we undertake no obligation to update any forward-looking statements more frequently than quarterly.
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Freeport-McMoRan Copper & Gold                              2